UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

American Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2103 CityWest Boulevard

Building #4, Suite 800

Houston, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code: (346) 241-3400

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Second Amended Credit Agreement

On March 8, 2017, American Midstream Partners, LP (the “Partnership”), American Midstream, LLC (the “Company”), Blackwater Investments, Inc. (the “Blackwater Borrower”, and together with the Company, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, Bank of Montreal, Capital One National Association, Citibank, N.A., Suntrust Bank, Natixis, New York Branch, ABN AMRO Capital USA LLC, Barclays Bank PLC, Royal Bank of Canada, Santander Bank, N.A. and BNP Paribas acted as Co-Documentation Agents, Merrill Lynch Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, and the lenders party thereto (the “Second Amended Credit Agreement”).

By entering into the Second Amended Credit Agreement, the Company amended its existing credit facility to increase its borrowing capacity thereunder from $750 million to $900 million and to provide for an accordion feature that will permit, subject to the customary conditions, the borrowing capacity under the facility to be increased to a maximum of $1.1 billion. The $900 million in lending commitments under the Second Amended Credit Agreement includes a $30 million sublimit for borrowings by the Blackwater Borrower and a $100 million sublimit for standby letters of credit, which was increased in this Second Amended Credit Agreement from $50 million. The Second Amended Credit Agreement matures on September 5, 2019.

The Second Amended Credit Agreement facilitates the joinder to the credit facility of certain surviving entities (the “JPE Entities”) from the merger with JP Energy Partners LP (the “Merger”) and adjusts certain covenants, representations and warranties under the credit facility to support the JPE Entities.

All obligations under the Second Amended Credit Agreement and the guarantees of those obligations are secured, subject to certain exceptions, by a first-priority lien on and security interest in substantially all of the Borrowers’ assets and the assets of all, subject to certain exceptions, existing and future subsidiaries, including the JPE Entities, and all of the capital stock of the Partnership’s existing and future subsidiaries.

The foregoing descriptions of the Second Amended Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Second Amended Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Supplemental Indenture

In connection with the successful completion of the Merger, on March 8, 2017, the Partnership, the JPE Entities and Wells Fargo Bank, National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) pursuant to which the JPE Entities jointly and severally, fully and unconditionally, guaranteed the Partnership’s $300 million aggregate principal amount of 8.50% senior unsecured notes due 2021 (the “Notes”) on an unsubordinated, unsecured basis.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full and complete terms of the Supplemental Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

Number	Description

4.1	Supplemental Indenture, dated as of March 8, 2017, by and among American Midstream Partners, LP, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1

Second Amended and Restated Credit Agreement, dated as of March 8, 2017, by and among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., Wells Fargo Bank, National Association, Bank of Montreal, Capital One National Association, Citibank, N.A., SunTrust Bank, Natixis New York Branch, ABN AMRO Capital USA LLC, Barclays Bank PLC, Royal Bank of Canada, Santander Bank, N.A., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Senior Vice President and Chief Financial Officer

Date: March 14, 2017

EXHIBIT INDEX

Number	Description

4.1	Supplemental Indenture, dated as of March 8, 2017, by and among American Midstream Partners, LP, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1

Second Amended and Restated Credit Agreement, dated as of March 8, 2017, by and among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., Wells Fargo Bank, National Association, Bank of Montreal, Capital One National Association, Citibank, N.A., SunTrust Bank, Natixis New York Branch, ABN AMRO Capital USA LLC, Barclays Bank PLC, Royal Bank of Canada, Santander Bank, N.A., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the lenders party thereto.